EXHIBIT 10.11


                              ACCESS SERVICES, INC.
                    TRANSACTION PROCESSING SERVICES AGREEMENT

         This Agreement ("Agreement") is made effective as of the 1st day of August 1998, ("Effective Date") by and between Access Services, Inc., a Georgia corporation with its principal place of business at 1111 Alderman Drive, Suite 490, Alpharetta, Georgia 30005 ("ASI"), and Equifax Card Services, Inc., a Florida corporation with its principal place of business at 11601 Roosevelt Boulevard, St. Petersburg, Florida 33716 Equifax

                             BACKGROUND INFORMATION
                             ----------------------

         ASI owns and operates a computer system for the processing of various types of transaction data, including, but not limited to, transaction data originating from credit, debit and check payment methods (the "ASI System"). Equifax provides transaction related products and services to banks, other financial institutions and their merchant customers (individually, a "Merchant" or collectively, "Merchants"). Equifax desires to utilize the ASI System for its own use and use by Merchants, and the parties desire to set forth the terms and conditions whereby ASI will provide such services. Accordingly, for and in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                              OPERATIVE PROVISIONS
                              --------------------

1.       SERVICES PROVIDED.
         -----------------

         1.1 ASI will make available to Equifax and the Merchants the services of the ASI System for the online and batch processing of transactions originating from Visa, MasterCard, American Express, Diners Club, Novus, JCB, Carte Blanche, Fleet, proprietary credit cards, debit cards and checks from merchants who subscribe to authorization services from Equifax Check Services, Inc. (ASI shall adapt the ASI System to accommodate the check authorization applications developed by Equifax Check Services, Inc., within 90 days of the Effective Date). The foregoing services will include authorization, draft capture, electronic transmission of the data for settlement and provision of summary transaction reports to Equifax. ASI will not make available, or offer to promote. any services to Merchants that are competitive to the Merchant Services offered by Equifax, including any services provided by or available from Equifax Check Services, Inc. From time to time, during the term of this Agreement, the parties may add to the services provided on the ASI System and made available to Merchants. ASI grants Equifax the authority to provide Merchants with the necessary  information  so that  Merchants  may access  and use the ASI  System, including granting Equifax a perpetual, world-wide, royalty-free license to distribute and sublicense ASI's point-of-sale terminal applications to Merchants. The fees for utilization of the services of the ASI System are set forth in section 2.

         1.2 ASI will make available to Equifax additional goods and transaction processing services as requested by Equifax and agreed to by ASI. Upon receipt notice of Equifax's request for such services, ASI will respond within thirty
(30) days to Equifax with either: (i) a proposal detailing the terms by which ASI will incorporate such services into the ASI System for the use and benefit of Equifax, including the fees related thereto, or (ii) a statement by ASI declining Equifax's request. If ASI and Equifax agree upon a proposal for additional services, such services will be provided to Equifax according to the terms agreed upon, and unless specifically agreed to the contrary, according to the terms of this Agreement.

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         1:3  ASI  will  provide  to  Equifax  the  services  necessary  for the researching, retrieval and archiving of he data associated with the transactions processed on behalf of Equifax and of the Merchants through the ASI System. ASI will make such services available in the same manner and in accordance with the same policies finder which ASI makes such services available to all of its clients, and in no event shall such services fail to meet industry accepted standards or fail to comply with all applicable by-laws, rules, regulations or laws, including =hose promulgated by Visa, MasterCard, American Express, Diners Club, Novus, JCB, and Carte Blanche. The fees for such services will be the fees set forth in the attached ASI Pricing Schedule.

2.       FEES.
         -----

         2.1 Equifax will pay ASI the fees and charges set forth in the ASI Pricing Schedule, attached, for its use of ASI services and the ASI System. If any Merchant previously authorized by Equifax to use the services of the ASI System is no longer so authorized by Equifax, Equifax will give ASI at least ten
(10) days prior written notice, and Equifax will be responsible for all fees associated with Merchant transactions that occur prior to the expiration of the ten (10) day notice period.

         2.2 Equifax will pay ASI a minimum of $10,000.00 a month in total fees commencing one (1) year after the Effective Date.

         2.3 All fees and charges are stated exclusive of any applicable taxes or assessments, and Equifax will pay an additional amount equal to any applicable taxes or assessments which may be levied or assessed by any governmental or taxing authority, for the services provided hereunder, and the supplies furnished by ASI in rendering the services, except such taxes as may be based solely on ASI's net income. In the event ASI pays any such tax or assessment, Equifax will reimburse ASI within thirty (30) days' notice of such payment.

         2.4 ASI reserves the right to increase the fees and charges set forth in this Agreement as of the following period by giving at least sixty (60) days advance written notice prior to the end of the then-current period.

3.       PAYMENT.
         -------

         3:1 ASI will electronically draft Equifax's primary merchant clearing account or such other account specified in writing to ASI, at Equifax's financial institution, for payment of the invoices sent to Equifax. The electronic draft will occur on the twentieth (20th) day of the month following the month services are provided and will be accomplished via the Automated Clearing House (ACH).

4.       PROTOCOLS AND NETWORK CONFIGURATION.
         -----------------------------------

         4.1 Equifax and the Merchants will access directly the ASI System utilizing data communication protocols, transaction formats and point-of-sale devices approved by ASI for use with and on the ASI System.

         4.2 ASI will provide, upon request, installation, servicing and maintenance of point-of-sale devices and related equipment, in the Merchants' facilities, and the connection of those devices to the ASI System in compliance with the ASI requirements as attached.

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         4.3  ASI reserves the right to change all or part of the  protocols and the network configuration used by ASI in providing the services of the ASI System, provided that if any change in the network configuration would require the Merchants to change data communication protocols or communication networks, ASI will provide Equifax with sixty (60) days prior written notice.

         4.4 ASI will provide and maintain various network services for the use of Merchants and ASI's other clients. Equifax will pay for the use of these network services on a per transaction fee basis or as provided under the communication fees section of the ASI Pricing Schedule, section 13.

5.       AUDIT PROCEDURE.
         ---------------

ASI agrees that the performance of its services for Equifax hereunder is subject to examination by the authorized representatives of Equifax, Equifax's auditors, federal bank examiners, and/or representatives of other federal and state regulatory agencies. Upon notice at least ten (10) days in advance of any audit or examination request, ASI will allow such auditors and/or examiners access to ASI's place of business during normal business hours and furnish such auditors and/or examiners with information, data and reports as are reasonably requested by them. If the request for an audit or examination concerning Equifax's business does not originate from Equifax, ASI will notify Equifax in writing of such request. If ASI is provided a written request concerning such audit or examination, ASI will likewise provide a copy to Equifax. Notwithstanding anything in this section 5 to the contrary, ASI will not be responsible to furnish or provide access to any information which is not directly related to Equifax's business or provision of transaction processing by ASI for Equifax.

6.       CONFIDENTIAL INFORMATION.
         ------------------------

         6.1 Both parties. shall treat all information designated by the providing party as proprietary ("Confidential Information"), as a trade secret and strictly confidential, including, without limitation, as to ASI, the System and information relating to the System and, as to Equifax, all Merchant information. Both parties certify that they shall utilize Confidential
Information only as provided in this Agreement. Both parties shall restrict disclosure of Confidential Information to their employees and agents solely on a "need to know" basis; advise their own employees and agents of their own obligations to maintain the confidentiality of Confidential Information; and use all means necessary to comply with the confidentiality obligations of this Agreement. Notwithstanding anything in this Agreement to the contrary, both parties shall not be obligated to preserve the confidential nature of any Confidential Information which: (i) was previously known; (ii) is or becomes available to any member of the public by other than unauthorized disclosure;
(iii) was or is independently developed; (iv) is released for disclosure with written consent; or (v) is received from a third party to whom the information was disclosed without restriction. Disclosure of Confidential Information shall not be precluded if the disclosure is: (i) required by law; (ii) is in response to a valid order of a court or other governmental body of the United States, provided, however, that the receiving party shall first have given written notice to the providing party and made a reasonable effort to obtain a protective order requiring the information so disclosed be used only for the purpose set forth in the original order.

         6.2 Each party expressly acknowledges and agrees that its failure to comply with the provisions of section 6.1 herein will cause irreparable harm and damage to the disclosing party for which the disclosing party will have no adequate remedy at law. Each party further agrees that it shall not raise the reparability of harm or the adequacy of remedy as a defense to any action brought by the other party to enjoin use of the Confidential Information or to obtain other equitable or legal relief.

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         6.3  ASI shall disclose  promptly to Equifax, any and all  discoveries, improvements, copyrights, systems or computer programs based, in whole or in part, on Equifax's Confidential Information that it may create solely or jointly during the term of this Agreement (collectively and individually, "Derivative Works"). The exclusive right of ownership, relating to the Derivative Works, is and shall remain the exclusive property of Equifax. ASI shall, upon request, sign all documents necessary to vest title in Equifax to any copyright application prepared by Equifax and covering the Derivative Works.

7.       WARRANTIES AND LIMITATION OF LIABILITY.
         --------------------------------------

         7.1  ASI warrants and represents to Equifax that:

              (i) It is duly organized and in good standing under applicable law.

              (ii) The execution and performance of this Agreement is within its corporate powers.

              (iii) During the term of this  Agreement,  it will comply with all federal, state and local laws Ad regulations applicable to the duties to be performed by it under this Agreement.

              (iv) There is no action, suit or proceeding pending or, to its knowledge, threatened that might impair its ability to perform its obligations under this Agreement.

              (v) By transmitting an authorization request to Equifax through the Internet, if applicable, it has authenticated: (a) the electronic message or transaction which formed the basis for the authorization request; (b) the identification of the cardholder; (c) the identification of the issuer; (d) the data contained in the electronic transaction which precipitated the authorization request; and (e) the identification of the Merchant who is selling the goods or services to the Cardholder.

              (vi) Any information transmitted to Equifax by ASI is free from mistakes, omissions, errors, viruses, or other defects which could cause delays in the operation of, transmission from, or otherwise damage any records, programs or services of Equifax;

              (vii) It  will  promptly   notify  Equifax  if  it  discovers  any
                    mistakes, omissions, errors, viruses, or other defects described above and further inform Equifax .of: (a) the date it was discovered; (b) the method of transmission or causation; and (c) the corrective action taken by ASI.

              (viii)It will use its best efforts to provide prompt and efficient services and have the ASI System operating on a 24 hour per day, 7 day per week basis;

              (ix) It will, at its expense, use best efforts to correct any errors which are due to malfunction of ASI's computers, operating systems, programs, or the ASI System, or errors by ASI's employees or agents within 2 hours after the error is discovered. (Equifax reserves the right to suspend its performance and/or terminate this Agreement without penalty if ASI cannot correct the error within 48 hours of notice);

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              (x)   The  Software,  hardware  and  equipment  utilized by ASI to perform services under this Agreement and the ASI System include, or shall include, at no additional cost to Equifax, design and performance capabilities so that prior to, during, and after the calendar year 2000, they will not produce invalid or incorrect results or an abnormal ending to transactions because of the year 2000 date change;

              (xi) Its services are in compliance with the highest industry standards; and

              (xii) Its services and the ASI System will be available for use by
                    Merchants 99 % of the time.

         7.2 ASI shall not be liable for failure to provide services if such failure is due to any cause or condition beyond its reasonable control. Such causes or conditions shall include, but shall not be limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, mass shortages of labor or materials, freight embargoes, unusually severe weather, electrical power failures, or other similar causes beyond ASI's control and ASI shall have no liability for losses, expenses or damages, ordinary, special or consequential resulting directly or indirectly form such causes. If ASI's failure to provide the services under this Agreement is caused by the default of a subcontractor, and if such default arises out of causes beyond the control of both ASI and the subcontractor, ASI shall not be liable unless the supplies or services under this Agreement to be furnished by the subcontractor were obtainable from other sources in sufficient time to permit ASI to fulfill its obligations hereunder and at a cost substantially the same as ASI was obligated to pay such subcontractor.

         7.3 UNDER NO CIRCUMSTANCES SHALL ASI BE LIABLE FOR ERRORS OR FAILURES CAUSED BY EQUIFAX'S SOFTWARE OR OPERATIONAL SYSTEMS. THE WARRANTIES IN THIS SECTION ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, AND EQUIFAX HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE.

         7.4 Neither party shall require the other party to take any action in performing its obligations under this Agreement which would result in the other party's being in violation of any applicable law or regulation promulgated by any governmental or quasi governmental body.

         7.5 Each party shall indemnify and hold harmless the other party from and against any and all claims, actions, demands, losses, costs, expenses, liabilities and other amounts including, without limitation, legal fees, costs and expenses (including such fees, costs and expenses of appeals), whether or not litigation is commenced, imposed upon, incurred by or asserted against the indemnified party, arising out of this Agreement. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF THE PARTIES HAVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGE.

         7.6 Notwithstanding anything to the contrary in this Agreement, if notified of any action brought against Equifax or any Merchant based on a claim that services provided by ASI pursuant to this Agreement or the ASI System infringe a patent or copyright, ASI will defend such action at its expense and will promptly pay any and all fees, costs or damages that may be awarded in such action or resulting settlement, and, in addition, will promptly pay all

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attorneys' fees,  investigation  fees and costs incurred by Equifax or Merchants as a result of the action brought against Equifax and/or Merchant. In the event that a final injunction is obtained against Equifax or a Merchant prohibiting use of ASI services, the ASI System or of any part thereof by reason of infringement of a patent or copyright, ASI will at its option either: (i) at its expense, procure the right for Equifax or the Merchant to continue using the ASI services or the ASI System; or (ii) procure and implement, at its expense,
alternative.   services  which  furnish  the  same  or  substantially  the  same functionality.

8.       COMPLIANCE WITH OPERATING RULES AND REGULATIONS.
         -----------------------------------------------

         8.1 ASI and Equifax will each be responsible to know and conform in their respective capacities to the bylaws, rules, regulations and other requirements as established by Visa, MasterCard, Discover, American Express, Diners Club, Carte Blanche, JCB, various debit networks and any other like entity necessary for the provision of services of the ASI System.

         8.2 ASI will not be responsible for failure of Equifax, or Equifax's employees and subcontractors, or the Merchants, their employees and subcontractors,  to comply with any of the rules or  regulations  stipulated  in section 8.1. Equifax will not be responsible for failure of ASI, ASI's employees and subcontractors or the Merchants, their employees and subcontractors to comply with any of the rules and regulations stipulated in section 8.1. Either party suffering damages, costs, fines or penalties due to the fault of the other relating to the rules or regulations stipulated in section 8.1 shall be indemnified by the other in accordance with section 7.3 herein.

         8.3 For the purposes of compliance with the VISA operating regulations, Equifax appoints ASI as its agent to use the VISA data process and communication system, and agrees to register ASI, as its agent, with VISA pursuant to such regulations. To the extent any other credit card association -or credit card issuing company, now or in the future requires a similar agent designation and registration, Equifax will so designate and register ASI.

9.       INTEREST AND ATTORNEYS FEES.
         ---------------------------

         All amounts unpaid when due under this Agreement shall bear interest at the rate of one and one-half percent (1 1/2%) per month (but in no event more than the highest rate of interest legally allowable) on such delinquent amount from its due date until the date of payment. If an attorney is employed to enforce the terms of this Agreement, the prevailing party in any litigation shall be entitled to recover its reasonable attorney's fees and court costs from the other party.

10.      DEFAULT.
         -------

         Either party shall be deemed to be in default under this Agreement if it fails to perform any of its material obligations hereunder and such failure is not cured within thirty (30) days after notice from the other party.

11.      TERM AND TERMINATION.
         --------------------

         11.1 The initial period of this Agreement shall be three (3) years. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless earlier terminated as set forth herein.

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         11.2 Either party hereto may terminate  this  Agreement in its entirety upon written notice thereof if the other party files a voluntary petition for a reorganization under the Bankruptcy Code or a petition shall he filed by any third party for a reorganization and such proceeding is not dismissed in ninety
(90) days, or if any substantial part of such party's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency.

         11.3 In addition to any other remedies at law or in equity to which it is entitled, Equifax reserves the right to suspend its performance or immediately terminate all or any part of this Agreement, without notice, if ASI:
(i) is in breach of this Agreement for more than ten (10) business days: (ii) is the subject of a dissolution or bankruptcy action; (iii) suffers the appointment of a receiver or trustee; (iv) transfers all, or substantially all, of its assets; or (v) commits any act with the intent to defraud Equifax. Due to the likelihood of irreparable injury, Equifax shall also be entitled to an injunction prohibiting any breach of section 6 or subsection 7.5.

         11.4 If ASI terminates this Agreement due to Equifax's default, ASI will nevertheless be entitled to receive any sums due and owing to ASI for services previously rendered. The termination of this Agreement will not effect any rights or remedies accruing to either party prior to termination.

         11.5 Equifax's  and ASI's  respective  rights  and  obligations   under
sections 5, 6, 7, 10, 11.4 and 11.8 will survive the termination of this Agreement.

12.      GENERAL PROVISIONS.
         ------------------

         12.1 Governing Law; Jurisdiction. The parties submit to the jurisdiction of, and this Agreement shall be governed by the laws of, the state of Florida. Venue for any action arising out of this Agreement shall be in a state court of competent jurisdiction in Pinellas County, Florida. The prevailing party in any such action shall be entitled to the recovery of its reasonable attorney's fees, costs and expenses.

         12.2 Assignment. Neither party will assign this Agreement without the prior written consent of the other; except that upon a merger, reorganization or sale of all or substantially all the assets of the assigning party, no prior written consent is required.

         12.3 Modification Non-Waiver. No modification to this Agreement, nor any waiver of any rights, will be effective unless consented to in writing by the party to be charged and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

         12.4 Notices. Any required notices hereunder shall be given in writing by either party by depositing such notice at the address of the other party set forth in the preamble to this Agreement, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, in the United States mail, postage prepaid, and shall be deemed served when mailed. Notice or demand may also be given in writing delivered by courier, telecopier, or similar method, and such notice or demand shall be deemed to have been given when the telex, cablegram, writing, or other form of notice or demand is personally delivered to the party. Notwithstanding the foregoing, notice of intent to terminate this Agreement and notice of default shall be sent by certified or registered mail, return receipt requested.

         12.5 Compliance with Laws. Equifax and ASI will comply with all laws and regulations of any governmental agency in the conduct of their respective businesses and furtherance of their performance under this Agreement. If there is a conflict between a part of this Agreement and any present or future law or

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regulation,  the part of this Agreement that is affected shall be curtailed only to the extent necessary to bring it within the requirements of the law or regulation.

         12.6 Entire Agreement. This Agreement and the attachment hereto constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and shall supersede, cancel, and replace any prior understandings and agreements pertaining to the subject matter hereof.

         12.7 Binding Nature. This Agreement will be binding on the parties, their successors and assigns (if any).

         12.8 Relationship of Parties. This Agreement does not constitute the parties as partners, joint venturers or agents of each other, and neither party shall so represent itself.

         12.9 Severability. If there is a conflict between a part of this Agreement and any present or future law, the part of this Agreement that is affected shall be curtailed only to the extent necessary to bring it within tine requirement of that law.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

EQUIFAX CARD SERVICES, INC.                     ACCESS SERVICES, INC.

By: /s/ signature illegible                     By: /s/ signature illegible
---------------------------                     ---------------------------

Title: SVP & General Manager                    Title: President
----------------------------                    ----------------

Date: 9-18-98                                   Date: 8-1-98
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